                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the use of our reports dated February 1, 1996, with respect to the financial statements of Adco Techologies Inc. and March 18, 1994, with respect to the financial statements of Adco Products, Inc. included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-14913) and related Prospectus of Astor Holdings II, Inc. dated December 18, 1996.

Detroit, Michigan
December 18, 1996